Exhibit (24)(a)



                        Firstar Corporation
                            Certificate
                                of
                             Secretary


     I, William J. Schulz, Senior Vice President and Secretary of Firstar Corporation, a Wisconsin corporation (the
"Corporation"), hereby certify that the following resolution is a true and correct copy of a resolution adopted by the Board of Directors of the Corporation on April 21, 1994 at a meeting duly called and held at which a quorum was present and acted throughout, and such resolution has not been amended or modified, or rescinded or revoked and is in full force and effect on the date hereof.

            1988 Incentive Stock Plan for Key Employees
         Registration of Additional Shares of Common Stock
                    For Issuance Under the Plan

Authorization of Power of Attorney

     RESOLVED, that each officer and director who may be required to sign and execute any such Registration Statement or any amendment thereto or document in connection therewith (whether for and on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), be and hereby is authorized to execute a power of attorney appointing Roger L. Fitzsimonds, William H. Risch, and William J. Schulz, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any such Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

     IN WITNESS WHEREOF, I have signed my name and affixed the seal of the Corporation this 1st day of February, 1995.


                                           /s/ William J. Schulz
     [SEAL]                                ______________________________
                                           William J. Schulz, Senior Vice
                                           President and Secretary